Safe Harbor for Forward-Looking Statements

Risk Factors

Core j2 Global Assets

Subscriber Acquisition

Paid Subscription Drivers

2010 Q3 Highlights

2010 Q3 Highlights

2010 Q3 Highlights

2010 Q3 Highlights

Protus Acquisition

2010 Q3 Highlights

Financials/Guidance

Q3 ´10 GAAP & Non-GAAP Results

2010 Guidance

Supplemental Information

Metrics

Computation of Free Cash Flow

Non-GAAP Results & Reconciliation to GAAP

j2 Global Communications

Investor Presentation
(Based upon Third Quarter 2010 Results)
December 6, 2010

Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those contained in the "2010 Guidance" slides. These forward-looking statements are based on management's current expectations or beliefs as of December 6, 2010 and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this presentation. Such forward-looking statements address the following subjects, among others:

- Integration of acquired businesses
- Future operating results
- Global economic conditions
- Subscriber growth, retention and usage levels
- International growth
- New products, services, features and technologies
- Corporate spending
- Intellectual property
- Liquidity
- Network capacity, coverage and security
- Regulatory developments
- Taxes

All information in this presentation speaks as of December 6, 2010 and any distribution of this presentation after that date is not intended and will not be construed as updating or confirming such information.

The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected:

- Inability to integrate acquired businesses at expected customer retention rates, costs and timeframes
- Inability to sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy and the related impact on customer acquisition and retention rates, customer usage levels and credit and debit card payment declines
- Inability to maintain and expand our customer base and maintain or increase the average revenue per subscriber
- Inability to continue to expand our business and operations internationally
- New or unanticipated costs or income, sales or other tax liabilities or inability to accurately estimate our effective tax rate
- Inability to maintain existing or enter into new relationships on acceptable terms with critical telecom and other vendors whose financial condition will not negatively impact the services they provide
- Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or security breach
- Competition from other similar providers with regard to price, service and functionality
- Inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations
- Enactment of burdensome telecommunications, Internet, or other regulations
- Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures
- Inability to successfully manage our growth, including integration of newly acquired businesses
- Inability to adapt to technological change and diversify our service offerings and related revenues at acceptable cost
- Inadequate intellectual property protection or violations of third party intellectual property rights
- Loss of services of executive officers and other key employees
- Other factors set forth in our Annual Report on Form 10-K filed by us on February 23, 2010 with the Securities and Exchange Commission ("SEC") and the other reports we file from time-to-time with the SEC

Messaging/Communications as a Service

FAX	Voice	Email: Marketing	Email: Management	Unified Communications
eFax eFax Corporate	eVoice eReceptionist	campaigner	electricm@il	onebox
myfax fax.com RapidFAX smartfax™ m BOX			FuseMail MailWise	
			KeepItSafe	

~ 1.9 million paid DIDs

Global Advanced Messaging Network

- 4,250 cities in 49 countries on 6 continents

Intellectual Property

- Numerous issued patents and licensing programs designed to monetize the portfolio
- Protection of brands and marks

Expertise

- Effective customer acquisition strategies and Web marketing
- Breadth, depth and management of a complex network & architecture
- Successful acquisition of 32 businesses in eight countries
- Localized websites with support in nine languages, offices in eight countries and twelve currencies accepted

Strong Financial Position

- 14 consecutive years of Revenue growth
- 8 consecutive years of positive and growing Operating Earnings
- $26.7M of Free Cash Flow (1) (Q3 2010)

(1) See slide 18 for computation and reconciliation of free cash flow.

Individuals

- Targeted marketing (search and online media)
- Sold through: eFax.com, Myfax.com, Onebox.com, eVoice.com, Fax.com, Rapidfax.com, mBox.com.au and other brand Websites
- Use of proprietary Life Cycle Management
- Advertising, Up-selling, and Calling-Party-Pays revenue supports the Free base

Small to Mid-Sized Businesses (SMBs)

- Targeted marketing (search and online media)
- Sold through: eFax Corporate®, Onebox® and eVoice® Websites
- Supported by Chat and Telesales groups in U.S., Europe and Asia (in multiple languages)
- Outsourced email, spam & virus protection and archiving
- Use of proprietary Life Cycle Management (i.e. feature up-sell)

Enterprise (SMEs)/Large Enterprise/Government

- Direct sales force in U.S. and Europe
- Marketed through Web and traditional direct selling methods
- Designed for > 150 DID accounts

Nine Drivers for Paid DID Additions

- **Subscribers coming directly to the Company's Websites/Telesales**
  - Brand awareness driven by demand-generation programs and "word of mouth"
  - Straight to site sign ups are 40%+ of total monthly paid DID signups
- **Free-to-Paid subscriber upgrades**
  - Life Cycle Management
- **eFax Corporate SMB sales**
  - Hybrid Website and human interaction (i.e. Telesales)
- **Direct SME/Enterprise/Government**
  - Through the outside Corporate Sales team
- **Direct domestic marketing spend for paid subscribers**
  - Targeted marketing program across various media
- **International marketing programs**
- **Cross-sell**
  - Offer additional services to existing customers
- **OEM Relationships**
  - Multi-function printer integration - HP
- **Acquisitions**

j2 Global Communications

Operations

- Total net adds ~76K/~ 50K from acquisitions (over half Corporate)
- Strong international performance/quarterly net adds > 10K DIDs
  - Japan
    - Subscription base has doubled since launch; tracking well
    - Hired new local Marketing Director
    - Refining online campaigns, pricing, product offering, and affiliate marketing
- Corporate
  - Added ~14K DIDs in Q3 (excluding Venali)
  - Added 6 large contracts in Q3 (excluding Venali)
  - 150+ large accounts including Venali
- Voice
  - Q3 Voice revenue increased by 5.2% over Q2; a monthly run rate of $2.8M
  - As of October, ~220K DIDs are deployed
  - Expanded eVoice® coverage to 32 countries and 235 area codes
- Cancel rate of 2.6% at near historic low

j2 Global Communications

Product Updates

- **eFax® Next (Rolling Out)**
  - Taking eFax® to the next level
  - fax machine ⟶ email application ⟶ App (smart phones, tablets, desktops and MFPs)
- **Enterprise Integration**
  - eFax® connector certified by SAP
- **OEM Integration (Sep '10)**
  - New partnership with HP's Image & Printer Group
  - eFax® is the fax solution in the new HP Photosmart eStation printer
  - Each MFP is provisioned a unique fax number from our global eFax® network


eFax
MOBILE


Printer
Copy
Scan
Fax



2010 M&A Review

- venali
  - Acquired in September, integration underway
  - Customer base is primarily Corporate accounts, mostly Fortune 500 businesses
  - Annual revenues of ~ $10M coming from U.S., Europe, and Asia

- KeepItSafe
  - Acquired mid October; www.keepitsafe.com
  - Provider of corporate back up service; a new service offering for j2 Global
  - A leading Irish provider expanding into UK
  - Operations is moving to our Dublin office in November

j2 Global Communications

PROTUS®

Acquired in Early December for ~ $213 M

Headquartered in Ottawa, Canada

Annual Revenues of ~ $72 M (1) and ~ 500K Paid DIDs

Brands

- MyFax® (SOHO/SMB fax) – ~ $58M (1) revenues
- Campaigner™ (email marketing) - ~ $8M (1) revenues
- My1Voice™ (virtual phone service) - ~$6M (1) revenues

Customer Base is primarily U.S.

Integration Underway

- Continuing through Q3 2011
- Reap the full benefits of efficiencies by end of 2011
- Estimated cost of $15 million to integrate

(1) Trailing 12 months through 10/31/10

j2 Global Communications

	Q3 2010 GAAP		Q3 2010 Non-GAAP	
	$	Margin	$	Margin
Revenues	$62.8M		$62.8M	
Gross Profit/Margin (1)	$52.0M	82.9%	$52.4M	83.4%
Operating Profit/Margin (1)	$27.2M	43.4%	$30.0M	47.8%
EPS (2)	$0.43/Share		$0.47/Share	
Free Cash Flow (3)			$26.7M	

(1) Non-GAAP excludes share-based compensation and associated payroll taxes. See slide 18 for a reconciliation to GAAP.
(2) Non-GAAP excludes share-based compensation and associated payroll taxes, net of tax. Q3's GAAP tax rate is 28.5% and non-GAAP is 28.8%. See slide 19 for a reconciliation to GAAP.
(3) See slide 18 for computation and reconciliation of free cash flow.

	Annual
Revenues	3% - 7% increase vs. 2009
Non-GAAP EPS [1,2]	Similar to 2009
	Q4 2010
Revenues	$69.5M to $71.5M
Non-GAAP EPS [1, 2]	$0.48 to $0.50

(1) 2010 EPS is based on Non-GAAP which excludes SFAS 123(R) non-cash compensation expense, net of tax benefit.

(2) Excluding acquisition related expenses for Protus of approximately $15 million, with between $5 million and $11 million expected to be expensed in Q4 2010.

Revenues | **DIDs** | **Financials**

		2008	2009				2010		
		Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Fixed Subscriber Revenues	(in Thousands)	$48,125	$48,799	$49,726	$49,782	$49,612	$48,869	$49,467	$50,270
Variable Subscriber Revenues		11,503	10,842	11,322	11,264	10,576	10,678	11,093	11,797
Subscriber Revenues		$59,628	$59,640	$61,049	$61,046	$60,188	$59,547	$60,559	$62,066
Other Revenues		1,014	751	1,415	756	727	733	751	712
Total Revenues		$60,642	$60,391	$62,464	$61,801	$60,915	$60,280	$61,311	$62,778
DID - Based Revenues		$57,698	$57,449	$58,904	$58,969	$58,122	$57,435	$58,201	$59,585
Non-DID Revenues		2,944	2,942	3,560	2,832	2,793	2,845	3,110	3,193
Total Revenues		$60,642	$60,391	$62,464	$61,801	$60,915	$60,280	$61,311	$62,778
Subscriber Revenues/Total Revenues		98.3%	98.8%	97.7%	98.8%	98.8%	98.8%	98.8%	98.9%
DID - Based/Total Revenues		95.1%	95.1%	94.3%	95.4%	95.4%	95.3%	94.9%	94.9%
% Fixed Subscriber Revenues		80.7%	81.8%	81.5%	81.5%	82.4%	82.1%	81.7%	81.0%
% Variable Subscriber Revenues		19.3%	18.2%	18.5%	18.5%	17.6%	17.9%	18.3%	19.0%
Paid DIDs [1]		1,236,079	1,273,876	1,274,145	1,274,240	1,275,486	1,314,857	1,334,555	1,410,973
Average Monthly Revenue/DID		$15.29	$14.85	$14.96	$15.03	$14.85	$14.40	$14.37	$14.21
Cancel Rate [2]		3.1%	3.5%	3.3%	3.1%	3.0%	2.8%	2.6%	2.6%
Free DIDs (MM)		10.4	10.1	10.1	10.0	9.9	10.3	10.6	11.1
Average Monthly Revenue/DID		$0.06	$0.05	$0.06	$0.05	$0.04	$0.05	$0.04	$0.03
Cities Covered		3,135	3,207	3,327	3,500	3,539	3,665	4,158	4,250
Countries Covered		46	46	46	46	46	48	48	49
Cash & Investment	(millions)	$161.9	$179.3	$194.8	$222.5	$243.7	$264.4	$264.9	$272.3
Free Cash Flow [3]	(millions)	$24.4	$30.4	$22.9	$26.1	$22.2	$34.2	$26.4	$26.7

[1] Paid DIDs reflect reserves for: anticipated product migration and/or price increase and a non-recurring adjustment for data clean up.

[2] Cancel Rate is defined as individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs which are administratively cancelled and reactivated within calendar month), and DIDs related to enterprise customers beginning with their first day of service. Calculated monthly and expressed here as an average over the three months of the quarter.

[3] Free cash flow is net cash provided by operating activities, less purchases of property, plant, and equipment, plus excess tax benefits (deficiency) from share based compensation. In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million settlement payment to the IRS during the quarter which settled all transfer pricing issues with the IRS for tax years 2004 through 2008 and was fully accrued for in prior periods. See slide 18 for computation of free cash flow.

j2 Global Communications

($ in millions)

	Q4 '08	Q1 '09	Q2 '09	Q3 '09	Q4 '09	Q1 '10	Q2 '10	Q3 '10
Net cash provided by operating activities	$23.789	$31.152	$20.362	$26.469	$23.850	$34.688	$12.317	$27.147
Purch. of property & equipment	($0.305)	($0.721)	($0.217)	($0.767)	($1.546)	($0.086)	($0.495)	($0.692)
Excess tax benefit/(deficiency) from share based compensation	$0.910	$0.005	$2.718	$0.403	($0.063)	($0.406)	$0.374	$0.196
IRS settlement							$14.223	
Free Cash Flow (1)	$24.394	$30.436	$22.863	$26.105	$22.241	$34.196	$26.419	$26.651

(1) Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share based compensation. In addition, the amount shown for Q2 2010 excludes the impact of a $14.2 million settlement payment to the IRS during the quarter, which settled all transfer pricing issues with the IRS for tax years 2004 through 2008 and was fully accrued for in prior periods. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

j2 Global Communications

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30, 2010			NINE MONTHS ENDED SEPTEMBER 30, 2010		
	Reported	Non-GAAP Entries	Non-GAAP	Reported	Non-GAAP Entries	Non-GAAP
Revenues						
Subscriber	$ 62,066	$ -	$ 62,066	$ 182,173	$ -	$ 182,173
Other	712	-	712	2,196	-	2,196
Total revenue	62,778	-	62,778	184,369	-	184,369
Cost of revenues (1)	10,732	(304) (1)	10,428	31,378	(963) (1)	30,415
Gross profit	52,046	304	52,350	152,991	963	153,954
Operating expenses:						
Sales and marketing (1)	10,878	(464) (1)	10,414	32,327	(1,460) (1)	30,867
Research, development and engineering (1)	3,008	(204) (1)	2,804	8,810	(645) (1)	8,165
General and administrative (1) (2) (3)	10,921	(1,826) (1) (2)	9,095	34,263	(6,073) (1) (2) (3)	28,190
Total operating expenses	24,807	(2,494)	22,313	75,400	(8,178)	67,222
Operating earnings	27,239	2,798	30,037	77,591	9,141	86,732
Interest and other income, net	491	-	491	1,750	-	1,750
Earnings before income taxes	27,730	2,798	30,528	79,341	9,141	88,482
Income tax expense (4)	7,896	883 (4)	8,779	23,161	2,849 (4)	26,010
Net earnings	$ 19,834	$ 1,915	$ 21,749	$ 56,180	$ 6,292	$ 62,472
Diluted net earnings per share	$ 0.43		$ 0.47	$ 1.23		$ 1.37
Diluted weighted average shares outstanding	45,939,172		45,939,172	45,738,389		45,738,389

(1) Share based compensation is as follows: for Q3, Cost of revenues is $304K, Sales and Marketing is $464K, R&D is $204K, and G&A is $1,805K; for YTD 2010, Cost of Revenues is $963K, Sales and Marketing is $1,460K, R&D is $645K, and G&A is $5,699K.

(2) Payroll taxes associated with share-based compensation is $21K for Q3 and $169K YTD.

(3) Acquisition Costs for Q3 are $0K and YTD are $205K.

(4) Income tax adjustment, net impact of items above

j2 Global Communications